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                                                                   EXHIBIT 4.5.1
                                 AMENDMENT NO. 1
                 TO THE CERTIFICATE OF DESIGNATIONS, PREFERENCES
                 AND RIGHTS OF 14% SENIOR REDEEMABLE EXCHANGABLE
                            PREFERRED STOCK DUE 2008
                                       OF
                              DECRANE HOLDINGS CO.


         This Amendment No. 1 ("AMENDMENT") to the Certificate Of Designations, Preferences and Rights of 14% Senior Redeemable Exchangeable Preferred Stock Due 2008 of DeCrane Holdings Co. (the "COMPANY") dated as of August 27, 1998 (the "CERTIFICATE OF DESIGNATION"), shall be effective as of June 29, 2000. AMENDMENT OF PARAGRAPH (3)

         The words "fifth anniversary" in Paragraph 3(ii) of the Certificate of Designation are hereby deleted and replaced with the words "seventh anniversary."

         IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and deliver this Amendment as of the date first set forth above.



                                           By:  /s/ R. JACK DECRANE
                                                ------------------------------
                                                R. Jack DeCrane
                                                Vice Chairman



                                           By:  /s/ RICHARD J. KAPLAN
                                                ------------------------------
                                                Richard J. Kaplan
                                                Assistant Secretary